Exhibit 10.5

FORM OF 2012 RALCORP HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT – Hunt and Wilkinson Only

This Restricted Stock Unit Agreement (“Agreement”), dated February 15, 2012, evidences an award of restricted stock units made by Ralcorp Holdings, Inc. (“Company”), to [insert] (“Executive”), each of which represents the right to receive on settlement one share of Company common stock, $.01 par value, (“Common Stock”), subject to all terms and conditions herein.

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to grant Executive the restricted stock units, as provided in this Agreement and subject to all terms and conditions herein;

NOW THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, the Company and Executive agree as follows:

1.           Grant of Restricted Stock Units.  The Company hereby grants to Executive [insert] restricted stock units (“Award”) on February 15, 2012 (“Date of Grant”), subject to the terms and conditions as set forth below.  Each such restricted stock unit (“Unit”) is a bookkeeping entry that represents the right to receive on a date determined in accordance with this Agreement one share of Common Stock, subject to the risk of cancellation and forfeiture as described herein.  This Award is made under and subject to the terms of the Amended and Restated 2007 Ralcorp Incentive Stock Plan (“Plan”), which is incorporated herein by reference.  Capitalized terms defined in the Plan but not defined in this Agreement shall have the meanings given to them in the Plan.

2.           Vesting of Restricted Stock Units.  The Units shall become one hundred percent (100%) vested and nonforfeitable on February 15, 2017 (“Vesting Date”), provided that Executive remains continuously employed with the Company through the Vesting Date. Notwithstanding the foregoing, the units shall become one hundred percent (100%) vested and nonforfeitable on the date of: (i) involuntary termination of employment by the Company without Cause, (ii) death, (iii) Disability, or (iv) Change of Control, provided that Executive remains continuously employed with the Company through the date any such event occurs and further provided that such event occurs before February 15, 2017 (“Accelerated Vesting Date”).

Notwithstanding the foregoing, if Executive voluntarily terminates his employment on or after age 64, a pro-rata number of units shall become one hundred percent (100%) vested and non-forfeitable based on the number of months Executive was actively and continuously employed from the Date of Grant to the date of voluntary termination on or after age 64 (“Retirement Vesting Date”).

In the event that the Units have not vested on or before February 15, 2017, Executive shall forfeit all Units which are not vested as of February 15, 2017, and Executive shall not be entitled to any payment or other consideration hereunder.

3.           Settlement of the Restricted Stock Units.

a.           Subject to the terms and conditions of this Agreement, the Company shall issue to Executive the number of shares of Common Stock that is equal to the number of vested Units within 60 days after the earliest to occur of the Vesting, Accelerated Vesting or Retirement Vesting Date, as applicable.

b.           The grant of the Units and issuance of shares of Common Stock upon settlement of the Units shall be subject to and in compliance with all applicable requirements of federal, state, and foreign law with respect to such securities.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company to be necessary to the lawful issuance of any shares subject to the Units shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Units, the Company may require Executive to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

c.           Shares issued in settlement of the Units shall be registered in the name of Executive.  Such shares may be issued either in certificated or book entry form.  In either event, the certificate or book entry account shall bear such restrictive legends or restrictions as the Company, in its sole discretion, shall require.

d.           The Company shall not be required to issue fractional shares upon the settlement of the Units.

e.           As of each dividend payment date for each cash dividend on the Common Stock, the Company shall award Executive additional restricted stock units, which shall be subject to the same terms and conditions as the Units granted pursuant to this Agreement.  The number of additional restricted stock units to be granted shall equal (i) the product of (x) the per-share cash dividend payable with respect to each share of Common Stock on that date, multiplied by (y) the total number of Units which have not been paid or forfeited as of the record date for such dividend, divided by (ii) the Fair Market Value of one share of Common Stock on the payment date of such dividend.  The number of additional Units to be granted if the dividend is paid in the form of Common Stock shall be determined in accordance with the manner in which adjustments are determined under the Plan.

4.           Withholding Taxes.  Executive shall pay to the Company, or make provision satisfactory to the Company for payment of, any federal, state, local or foreign taxes required by law to be withheld in connection with the Award, no later than the date on which such withholding is required under applicable law.  The Company shall have no obligation to deliver shares of Common Stock until the tax withholding obligations of the Company have been satisfied by Executive.

5.           Rights as a Shareholder.  Executive shall have no rights as a stockholder with respect to any shares which may be issued in settlement of the Units until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), subject to the restrictions herein.

6.           Restrictive Covenants.

a.           Non Competition: During the term of Executive’s employment with the Company (or one of its subsidiaries or affiliates) and for one year thereafter, except in the course of Executive performing his/her job responsibilities with the Company, Executive will not directly or indirectly, in a competitive capacity, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by or under contract with (including as a director, advisor, or consultant), lend Executive’s name or any similar name to, lend Executive’s credit to or render services or advice to, or plan or prepare to do any of the foregoing with any business organization or entity whose products or activities compete or intend to compete with the Company in the United States or Canada on food products produced by the Company (including those of its subsidiaries and operating divisions) (“Competing Company”) at the time of termination of employment; provided however, Executive may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any entity (but without otherwise participating in the activities of such entity) if such securities are listed on any national or regional securities exchange or have been registered under §12(g) of the Securities Exchange Act of 1934, as amended.  For purposes of this Agreement, a business entity or organization shall be a Competing Company only if more than ten percent (10%) of its aggregate gross revenues and more than ten percent (10%) of its aggregate net income are derived from products or activities which compete or intend to compete with the Company’s food products in the United States and Canada.

b.   Non Solicitation/Non Hire:  Whether for Executive’s own account or the account of any other person or entity, Executive will not (i) at any time during the Executive’s employment with the Company and for one (1) year after Executive’s employee termination of employment, directly or indirectly, solicit as an employee, independent contractor or otherwise, any person who was a salaried and bonus eligible employee of the Company at any time during the term of Executive’s employment with the Company or in any manner induce or attempt to induce any employee of the Company to terminate his or her employment with the Company or any affiliate; or (ii) at any time during the Executive’s employment with the Company and for one year after Executive’s termination of employment, interfere with the Company’s relationship with any person or entity who was a customer or supplier of the Company at the time of Executive’s termination of employment.

In the event Executive violates any provision of this Section 6(b), the Company shall have the right to take all necessary legal action to enforce this provision.  In addition to any remedies available at law, the Company shall have the right to seek and obtain any equitable and injunctive relief (without the requirement to post a bond) that a court may determine is appropriate.  To the extent that the Company is successful in enforcing this provision, Executive shall be responsible for paying the Company’s reasonable attorneys’ fees and costs.

c.           Breach:  In the event Executive violates the provisions of Section 6 of this Agreement, the Company shall have the right to take all necessary legal action to enforce its rights hereunder.  In addition to any remedies available at law, the Company shall have the right to seek and obtain any equitable and injunctive relief (without the requirement to post a bond) that a court may determine is appropriate.  To the extent that the Company is successful in enforcing this provision, Executive shall be responsible for paying the Company’s reasonable attorneys’ fees and costs.  The parties acknowledge and agree that the time and other limitations contained in Section 6 of this Agreement are reasonable and necessary for the proper protection of the Company.  However, if any arbitrator or court of competent jurisdiction finds that the time period of the provisions contained therein is too lengthy or the geographic coverage and scope of the provisions contained therein is too broad, the restrictive time period shall be deemed to comprise the largest scope permissible by law under the circumstances.  Executive further acknowledges that, in the event of the termination of his employment with the Company, Executive’s skills and experience will permit him to find employment in many markets, and the limitations contained herein will not prevent him from earning a livelihood.  The period of time applicable to the provisions contained in Sections 6 of this Agreement shall be extended by the duration of any actual or threatened violation by Executive of such provision.

7.           Additional Definitions.  For purposes of this Agreement, the following terms have the meanings set forth below:

a.           “Cause” shall mean Executive’s willful engaging in gross misconduct; provided, however, that a termination for cause shall not include termination attributable to (i) poor work performance, bad judgment or negligence on the part of Executive, (ii) an act or omission believed by Executive in good faith to have been in or not opposed to the best interest of the Company and reasonably believed by Executive to be lawful, or (iii) the good faith conduct of Executive in connection with a Change of Control (including opposition to or support of such Change of Control).

b.           “Change of Control” shall mean when (i) a person, as defined under the securities laws of the United States, acquires all or substantially all of the assets of the Company or acquires beneficial ownership of more than 50% of the outstanding voting securities of the Company; or (ii) the directors of the Company, immediately before a business combination between the Company and another entity, or a proxy contest for the election of directors, shall as a result of such business combination or proxy contest, cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.  Notwithstanding the foregoing, a Change of Control shall not include a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash, or other property, or any combination thereof.  Notwithstanding anything herein to the contrary, a Change of Control shall be deemed to occur only to the extent such Change of Control is a change in control event for purposes of Section 409A of the Code.

c.           “Disability” means Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or, Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of Ralcorp.

d.           The terms separation from service, termination of employment, and similar terms shall be deemed to mean a separation from service as determined under Section 409A of the Code.

8.           Entire Agreement.  The Award is subject in all respects to the terms and conditions of this Agreement and the Plan.  No other communications or representations, written or oral, made prior or subsequent to this Agreement shall be deemed to amend or modify the terms of this Agreement except by an agreement in writing executed by the parties subsequent to the date of this Agreement expressly consenting to such amendment or modification.  Executive hereby waives any rights, and releases Company from any claim, based on any such prior communications or representations, if any.

9.           No Employment Rights.  This Agreement is not intended to create and should not be construed as creating a contract guaranteeing employment of any duration with the Company or its subsidiaries or affiliates.  Employment with the Company and its subsidiaries and affiliates is at will and can be terminated by Executive or the Company at any time, for any reason, with or without notice.

10.           Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors.  This Agreement shall be binding upon Executive and Executive’s heirs, executors, administrators, and assigns.  Executive shall have no right to transfer or assign the right to receive the Award under this Agreement.

11.           Not Funded.  Any payments or amounts due under this Agreement are unfunded obligations of the Company.

12.           Applicable Law.  To the extent that Federal laws do not otherwise control, this Agreement and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of Missouri, without regard to the conflict of laws rules thereof.

13.           Specified Employee.  Notwithstanding anything herein to the contrary, to the extent required to avoid the adverse tax consequences under Section 409A of the Code, if the Executive is a “specified employee” within the meaning of Section 409A of the Code, no portion of award shall be settled on account of a Separation of Service, as defined by Section 409A of the Code, before the earlier of: (a) the date which is six months following the date of the Executive’s Separation of Service, or (b) the date of death of the Employee.  Shares that would have been settled during the delay will be settled on the first business day following the six month delay or the date of death, as applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement, this ___ day of February 2012.

RALCORP HOLDINGS, INC.	EXECUTIVE
By:________________________________	________________________________
[insert]	[insert]